Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the inclusion in this registration statement on Form SB-2 under the caption "Experts", the reference to our report dated May 18, 2005 with respect to the Consolidated Financial Statements of MovtivNation Inc. and subsidiaries for the years ended December 31, 2004.

/s/ Spector & Wong LLP

December 30 , 2005
Pasadena, California